UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2025
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 10, 2025, D-Wave Quantum Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Needham & Company, LLC, Evercore Group L.L.C., TD Securities (USA) LLC, Canaccord Genuity LLC, Mizuho Securities USA LLC, Piper Sandler & Co., Craig-Hallum Capital Group LLC and Rosenblatt Securities Inc. (collectively, the “Agents”), pursuant to which the Company may sell from time to time, at its option, shares of the Company’s common stock through or to the Agents, as sales agent or principal. The issuance and sale, if any, of shares of the Company’s common stock under the Sales Agreement will be pursuant to the Company’s registration statement on Form S-3 (File No. 333-287747), which became effective on June 10, 2025, and the related prospectus supplement dated June 10, 2025 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the terms of the Sales Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $400 million from time to time through or to the Agents, as sales agent or principal. As previously disclosed, management believes the Company's cash balance as of March 31, 2025 is sufficient to fund the Company to profitability. The Company intends to use the proceeds from any sales for general corporate purposes which may include, among other things, funding capital expenditures, paying for possible acquisitions or the expansion of our business, and general working capital purposes.
The sale, if any, of shares of the Company’s common stock under the Sales Agreement will be made by any method permitted that is deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or any other trading market for the Company’s common stock. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions.
The compensation payable to the Agents as sales agent shall be up to 3.0% of the gross sales price of the shares sold through or to the Agents pursuant to the Sales Agreement. In addition, the Company will reimburse the Agents for certain expenses incurred in connection with the Sales Agreement, and the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.
The Company is not obligated to make any sales of shares of common stock under the Sales Agreement. The offering of common stock pursuant to the Sales Agreement will terminate upon (a) the election of the Agents upon the occurrence of certain adverse events, (b) five business days’ advance notice from the Company to the Agents or five days’ advance notice from any of the Agents to the Company or (c) otherwise by mutual agreement of the parties pursuant to the terms of the Sales Agreement.
The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.
The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.
The legal opinion of Akerman LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of the common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, by and among D-Wave Quantum Inc., Needham & Company, LLC, Evercore Group L.L.C., TD Securities (USA) LLC, Canaccord Genuity LLC, Mizuho Securities USA LLC, Piper Sandler & Co., Craig-Hallum Capital Group LLC and Rosenblatt Securities Inc., dated June 10, 2025.
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer